UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2025 (May 12, 2025)

GOGO INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35975 (Commission File Number)	27-1650905 (IRS Employer Identification No.)

105 Edgeview Dr., Suite 300 Broomfield, CO (Address of principal executive offices)	80021 (Zip Code)

Registrant’s telephone number, including area code:

303-301-3271

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	GOGO	NASDAQ Global Select Market
Preferred Stock Purchase Rights	GOGO	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2025, Michael Abad-Santos gave notice of his intent to resign as a Class III director of the board of directors (the “Board”) of Gogo Inc. (the “Company”), effective immediately. His resignation was not because of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On May 12, 2025, the Board appointed Christopher J. Moore as a Class III director, effective immediately and simultaneous with his resignation as a Class II director, and also nominated him as a nominee for election at the Company’s annual meeting of stockholders to be held on June 12, 2025 (the “Annual Meeting”). Biographical and other information regarding Mr. Moore, including the information called for by Item 5.02(d) of Form 8-K, may be found in the Definitive Proxy Statement on Schedule 14A filed by the Company with the Securities and Exchange Commission relating to the Annual Meeting, under the sections titled “Our Board of Directors and Corporate Governance—Our Board”, “Our Board of Directors and Corporate Governance—Committees of the Board” and “Related Person Transactions.” In connection with Mr. Abad-Santos’ departure, and in light of the previously announced departures of Robert L. Crandall and Christopher D. Payne at the Annual Meeting, the Board has also resolved to decrease the size of the Board to eight directors effective immediately after the Annual Meeting, which it believes is currently an appropriate size for its effective functioning.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOGO INC.

By: /s/ Crystal L. Gordon
Crystal L. Gordon
Executive Vice President, General Counsel, Chief Administrative Officer, and Secretary

Date: May 16, 2025